Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197042) of BB&T Corporation of our report dated June 24, 2016 relating to the financial statements and supplemental schedule of CRC Insurance Services, Inc. 401(k) Profit Sharing Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
June 24, 2016